EXHIBIT 10.9


                                                                      OHS Draft
                                                                         3/6/97

                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

                  This Agreement is made and entered into as of this____day of ___________, 1997 [the effective date of the Registration Statement], by and between ASD Group, Inc., a Delaware corporation (the "Company"), and H.J. Meyers & Co., Inc. and Keane Securities Co., Inc. (collectively, the "Consultants").

                  In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. PURPOSE. The Company hereby retains the Consultants during the term specified in SECTION 2 hereof to render consulting advice to the Company as an investment banker relating to financial and similar matters, upon the terms and conditions as set forth herein.

                  2. TERM. Subject to the provisions of SECTION 8, 9 and 10 hereof, this Agreement shall be effective for a period of twelve (12) months commencing __________, 1997 [the effective date of the Registration Statement].

                  3. DUTIES OF CONSULTANT. During the term of this Agreement, the Consultants will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultants shall not be required to undertake duties not reasonably within the scope of the consulting advisory service contemplated by this Agreement. In performance of these duties, the Consultants shall provide the Company with the benefits of their best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultants' advice is not measurable in any quantitative manner, and that the Consultants shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. The Consultants' duties may include, but will not necessarily be limited to:

                  A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large under a systematic planned approach.

                  B. Rendering advice and assistance in connection with the preparation of annual and interim reports and press releases.

                  C. Arranging, on behalf of the Company and its representatives, at appropriate times, meetings with securities analysts of major regional investment banking firms.


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                  D. Assisting in the Company's financial public relations,
including discussions between the Company and the financial community.

                  E. Rendering advice with regard to internal operations, including:

                  (1) advice regarding the formation of corporate goals and their implementation;

                  (2) advice regarding the financial structure of the Company and its future divisions or subsidiaries, if any, or any programs and projects of such entities;

                  (3) advice concerning the securing, when necessary and if possible, of additional financing through banks, insurance companies and/or other institutions; and

                  (4) advice regarding corporate organization and personnel.

                  F. Rendering advice with respect to any acquisition program of the Company.

                  G. Rendering advice regarding a future public or private offering of securities of the Company or of any future subsidiary.

                  4. RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultants and their respective affiliates are in the business of providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing herein contained shall be construed to limit or restrict the Consultants or their respective affiliates from rendering such services or advice to others.

                  5. CONSULTANTS' LIABILITY. In the absence of gross negligence or willful misconduct on the part of the Consultants or the Consultants' breach of this Agreement, the Consultants shall not be liable to the Company, or to any officer, director, employee, shareholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice or services hereunder. Except in those cases where the gross negligence or misconduct of the Consultants or the breach by the Consultants of this Agreement is alleged and proven, the Company agrees to defend, indemnify and hold the Consultants harmless from and against any and all reasonable costs, expenses and liability (including, but not limited to, attorneys' fees paid in the defense of the Consultants) which may in any way result from services rendered by the Consultants pursuant to or in any connection with this Agreement.

                  6. EXPENSES. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultants for any and all reasonable out-of-pocket expenses incurred by the Consultants in connection with services rendered by the Consultants to the Company pursuant to this Agreement, including, but not limited to, hotel, food and associated expenses, all charges for travel and long-distance telephone calls and all other expenses incurred by the Consultants in connection with services rendered by the Consultants

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to the Company pursuant to this Agreement. Expenses payable under this SECTION 6 shall not include allocable overhead expenses of the Consultants, including, but not limited to, attorneys' fees, secretarial charges and rent.

                  7. COMPENSATION. As compensation for the services to be rendered by the Consultants to the Company pursuant to SECTION 3 hereof during the term set forth in SECTION 2 hereof, the Company shall pay the Consultants a financial consulting fee of six thousand dollars ($6,000) per month, all of which (an aggregate of seventy-two thousand dollars ($72,000)) shall be paid by the Company on _____________, 1997 [the closing date of the initial public offering].

                  8. OTHER ADVICE. ln addition to the duties set out in SECTION 3 hereof, the Consultants agree to furnish advice to the Company in connection with the acquisition of and/or merger with other companies, joint ventures with any third parties, license and royalty agreements and any other financing (other than the private or public sale of the Company's securities for cash), including, but not limited to, the sale of the Company itself (or any significant percentage, subsidiaries or affiliates thereof).

                  In the event that any such transactions (the "Transaction") are directly or indirectly originated by the Consultants for a period of twenty-four (24) months from the date hereof, the Company shall pay fees to the Consultants as follows:

         LEGAL CONSIDERATION                                FEE
         -------------------                                ---

$-0-              -       $3,000,000               7% of legal consideration

$3,000,000        -       $5,000,000               5% of excess over $4,000,000

over $5,000,000                                    3% of excess over $5,000,000

                  Legal Consideration is defined, for purposes of this Agreement, as the total of stock (valued at market on the day of closing, or if there is no public market, valued at fair market value as agreed or, if not, by an independent appraiser), cash and assets and property or other benefits exchanged by the Company or received by the Company or its shareholders (all valued at fair market value as agreed or, if not, by an independent appraiser), irrespective of period of payment or terms. The value of any such securities (whether debt or equity) or other property shall be determined as follows: (1) the value of securities that are freely tradeable in an established public market shall be the last closing market price of such securities prior to the public announcement of the Transaction; and (2) the value of securities which are not freely tradeable or which have no established public market, or if the consideration consists of property other than securities, the value of such securities or other property shall be the fair market value thereof as mutually agreed by the Company and the Consultants. Consideration shall also be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, a Transaction. If the consideration to be paid is computed or payable in any foreign currency, the value of such

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foreign currency shall, for the purposes hereof, be converted into U.S. dollars at the prevailing exchange rate on the dates on which such consideration is payable.

                  9. SALES OR DISTRIBUTIONS OF SECURITIES. If the Consultants assist the Company in the sale or distribution of securities to the public or in a private transaction, the Consultants shall receive fees in the amount and form to be arranged separately at the time of such transaction.

                  10. FORM OF PAYMENT. All fees due to the Consultants pursuant to SECTION 8 hereof are due and payable to the Consultants, in cash or by certified check, at the closing or closings of any transaction specified in such
SECTION 8 or as otherwise shall mutually be agreed between the parties hereto; PROVIDED, HOWEVER, that in the case of license and royalty agreements specified in SECTION 8 hereof, the fees due the Consultants in respect of such license and royalty agreements shall be paid as and when license and/or royalty payments are received by the Company. In the event that this Agreement shall not be renewed for a period of at least twelve (12) months at the end of the twenty-four (24) month period referred to in SECTION 8 hereof or if terminated for any reason prior to the end of such twenty-four (24) month period, then, notwithstanding any such non-renewal or termination, the Consultants shall be entitled to the full fee for any transaction contemplated under SECTION 8 hereof which closes within twelve (12) months after such non-renewal or termination.

                  11. LIMITATION UPON THE USE OF ADVICE AND SERVICES.

                  (a) No person or entity, other than the Company or any of its subsidiaries, shall be entitled to make use of or rely upon the advice of the Consultants to be given hereunder, and the Company shall not transmit such advice to others, or encourage or facilitate the use or reliance upon such advice by others, without the prior consent of the Consultants.

                  (b) It is clearly understood that the Consultants make no commitments whatsoever to make a market in the securities of the Company or to recommend or advise their clients to purchase the securities of the Company. Research reports or corporate finance reports that may be prepared by the Consultants will, when and if prepared, be done solely on the merits or judgment of analysts of the Consultants or senior corporate finance personnel of the Consultants.

                  (c) The use of the Consultants' name in any annual report or other report of the Company, or any release or similar document prepared by or on behalf of the Company, must have the prior approval of the Consultants unless the Company is required by law to include either of the Consultant's names in such annual report, other report or release, in which event the Consultants will be furnished with a copy of such annual report, other report or release using either of the Consultants' names in advance of publication by or on behalf of the Company.

                  (d) Should any purchases of securities be requested to be effected through the Consultants by the Company, its officers, directors, employees or other affiliates, or by any person on behalf of any profit sharing, pension or similar plan of the Company, for the

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account of the Company or the individuals or entities involved, such orders shall be taken by a registered account executive of either of the Consultants, shall not be subject to the terms of this Agreement, and the normal brokerage commission as charged by the Consultants will apply in conformity with all rules and regulations of the New York Stock Exchange, the National Association of Securities Dealers, Inc. or other regulatory bodies. Where no regulatory body sets the fee, the normal established fee as used by the Consultants shall apply.

                  (e) The Consultants shall not disclose confidential information which it learns about the Company as a result of its engagement hereunder, except for such disclosure as may be required for the Consultants to perform their duties hereunder.

                  12. INDEMNIFICATION. Since the Consultants will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Consultants have entered into a separate indemnification agreement substantially in the form attached hereto as EXHIBIT A and dated the date hereof, providing for the indemnification of the Consultants by the Company. The Consultants have entered into this Agreement in reliance on the indemnities set forth in such indemnification agreement.

                  13. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

                  14. MISCELLANEOUS.

                  (a) Any notice or other communication between the parties hereto shall be sent by certified or registered mail, postage prepaid, if to the Company, addressed to it at ASD Group, Inc., 1 Industry Street, Poughkeepsie, New York 12603, Attention: Gary D. Horne, Chairman, with a copy to Broad and Cassel, 201 South Biscayne Blvd., Suite 3000, Miami, Florida 33131, Attention:
Dale S. Bergman, P.A. or, if to the Consultants, addressed to them c/o H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620, Attention:
Michael A. Bresner, Managing Director, with a copy to Orrick, Herrington & Sutcliffe LLP, 666 Fifth Avenue, New York, New York 10103, Attention: Lawrence
B. Fisher, Esq., or to such address as may hereafter be designated in writing by any of such entities to the others. Such notice or other communication shall be deemed to be given on the date of receipt.

                  (b) If, during the term hereof, either of the Consultants shall cease to do business, the provisions hereof relating to the duties of the Consultants and the compensation by the Company as it applies to the Consultants shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultants and, after any such merger or acquisition, shall be binding upon the Company and the corporation surviving such merger or acquisition.

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                  (c) This Agreement embodies the entire agreement and
understanding between the Company and the Consultants and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

                  (d) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultants.

                  (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, without giving effect to conflicts of laws rules or principals.

                  (f) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns and legal representatives.

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




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                                        ASD GROUP, INC.



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        H.J. MEYERS & CO., INC.



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:



                                        KEANE SECURITIES CO., INC.



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:



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



                                                                    EXHIBIT A

                            __________________, 1997



H.J. MEYERS & CO., INC.
1895 Mt. Hope Avenue
Rochester, New York  14620

KEANE SECURITIES CO., INC.
50 Broadway
New York, New York  10004

Ladies and Gentlemen:

                  In connection with our engagement of H.J. Meyers & Co., Inc. and Keane Securities Co., Inc. (collectively, the "Consultants") as our financial advisors and investment bankers, we hereby agree to indemnify and hold the Consultants and their respective affiliates, and the directors, officers, partners, shareholders, agents and employees of the Consultants (collectively the "Indemnified Persons"), harmless from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including, but not limited to, fees and expenses of counsel) which are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by us, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with our engagement of the Consultants pursuant to the Financial Advisory and Consulting Agreement, of even date herewith, between the Consultants and us (the "Consulting Agreement"), or
(B) otherwise related to or arise out of the Consultants' activities on our behalf pursuant to the Consultants' engagement under the Consulting Agreement, and we shall reimburse any Indemnified Person for all expenses (including, but not limited to, fees and expenses of counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding (collectively a "Claim"), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. We will not, however, be responsible for any Claim which is finally judicially determined to have resulted exclusively from the gross negligence or willful misconduct of any person seeking indemnification hereunder. We further agree that no Indemnified Person shall have any liability to us for or in connection with the Consultants' engagement under the Consulting Agreement except for any Claim incurred by us solely as a direct result of any Indemnified Person's gross negligence or willful misconduct.

         We further agree that we will not, without the prior written consent of the Consultants, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such

                                       A-1
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settlement, compromise or consent includes a legally binding, unconditional, and irrevocable release of each Indemnified Person hereunder from any and all liability arising out of such

         Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify us in writing of such complaint or of such assertion or institution, but failure to so notify us shall not relieve us from any obligation we may have hereunder, unless, and only to the extent that, such failure results in the forfeiture by us of substantial rights and defenses, and such failure to so notify us will not in any event relieve us from any other obligation or liability we may have to any Indemnified Person otherwise than under this Agreement. If we so elect or are requested by such Indemnified Person, we will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that such Indemnified Person reasonably determines in its sole judgment that having common counsel would present such counsel with a conflict of interest or such Indemnified Person concludes that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to us, then such Indemnified Person may employ its own separate counsel to represent or defend it in any such Claim and we shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if we fail timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims or counterclaims, or otherwise protect against the same, and shall be fully indemnified by us therefor, including, but not limited to, for the fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In any Claim in which we assume the defense, the Indemnified Person shall have the right to participate in such defense and to retain its own counsel therefor at its own expense.

                  We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not either of the Consultants is the Indemnified Person) we and the Consultants shall contribute to the Claim for which such Indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and the Consultants, on the other, in connection with the Consultants' engagement by us under the Consulting Agreement, subject to the limitation that in no event shall the amount of the Consultants' contribution to such Claim exceed the amount of fees actually received by the Consultants from us pursuant to the Consultants' engagement under the Consulting Agreement. We hereby agree that the relative benefits to us, on the one hand, and the Consultants, on the other, with respect to the Consultants' engagement under the Consulting Agreement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our shareholders as the case may be, pursuant to the transaction (whether or not consummated) for which the Consultants are engaged to render services bears to (b) the fee paid or proposed to be paid to the Consultants in connection with such engagement.

                  Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

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                  Should the Consultants, or any of their respective directors, officers, partners, shareholders, agents or employees, be required or be requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to the Consultants' engagement under the Consulting Agreement, we agree to pay all reasonable expenses (including, but not limited to, fees and expenses of counsel) in complying therewith and one thousand dollars ($1,000) per day for any sworn testimony or preparation therefor, payable in advance.

                  We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

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                  It is understood that, in connection with the Consultants'
engagement under the Consulting Agreement, the Consultants may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement and any such additional engagement and shall remain in full force and effect following the completion or termination of the Consultants' engagement(s).

                                            Very truly yours,

                                            ASD GROUP, INC.



                                            By:
                                               -----------------------------
                                               Name:
                                               Title:

CONFIRMED AND AGREED TO:

H.J. MEYERS & CO., INC.



By:
   -----------------------------
   Name:
   Title:




CONFIRMED AND AGREED TO:

KEANE SECURITIES CO., INC.



By:
   -----------------------------
   Name:
   Title:

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